Exhibit 10.32

Execution Version

Amendment to Warrant to Purchase Preferred Shares

THIS AMENDMENT TO THAT WARRANT TO PURCHASE PREFERRED SHARES (this “Amendment”) is made as of the 5th day of April 2024, by OIC Growth Gauzy Holdings, LLC (the “Holder”) and Gauzy Ltd., a company incorporated and existing under the laws of the State of Israel having its principal offices at the 14 Hatchiya St., Tel-Aviv, Israel 6816914 (the “Company”).

R e c i t a l s :

Whereas, on January 29, 2024 the Company issued to the Holder the Warrant to Purchase, among others, Preferred D-5 Shares (the “Warrant”), and the Holder and the Company wish to amended the Warrant as set forth in this Amendment.

A g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Holder hereby agree as follows:

1. Capitalized Terms. Each capitalized term used but not otherwise defined in this Amendment shall have the meaning ascribed to such term in the Warrants.

2. Amendments. The following amendments shall be effective as of the date hereof:

(a) The total number of shares referenced to in clause (a) of the definition of Warrant Shares shall hereby be increased by up to an additional 14,941 (or such lesser pro-rated number of shares in accordance with the proportion that the principal amount of Additional Notes issued and purchased by the Purchasers bears to $2,500,000), to a total of up to 155,385 Preferred D-5 Shares.

(b) Section 1 of the Warrant is hereby amended by adding the following defined term in alphabetical order with the other defined terms contained therein:

““OIC Holders” means, collectively, OIC Growth Fund I AUS, L.P., OIC Growth Fund I GPFA, L.P., OIC Growth Fund I, L.P., OIC Growth Fund I PV, L.P. and the Holder.”

(c) Section 5 of the Warrant is hereby amended by adding the following clause (d) at the end of such section:

“(d) Maximum Percentage. Notwithstanding anything to the contrary contained herein, following an IPO (as defined in the Articles), the Holder shall not be entitled to exercise this Warrant to the extent that such exercise would result in the Holder together with any other “attribution parties” collectively beneficially owning in the aggregate in excess of 4.99% (the “Maximum Percentage”) of the number of Ordinary Shares outstanding immediately after giving effect to such exercise; provided, however, that (i) the Maximum Percentage shall automatically increase to 9.99% if, at the time of such exercise, the OIC Holders, together with any other “attribution parties,” file any Securities and Exchange Commission reports required as a result of such OIC Holders and such other “attribution parties” collectively beneficially owning in the aggregate in excess of 4.99% of the number of Ordinary Shares outstanding and (ii) at any time, upon not less than 61 days written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage. For purposes of this Section 5, “attribution parties” means, the Holder, its affiliates and any other persons whose beneficial ownership of Ordinary Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934. To the extent that the limitation contained in this section applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates and attribution parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates and attribution parties) and of which portion of this Warrant is exercisable, in each case subject to the Maximum Percentage, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Notwithstanding the foregoing, (a) for purposes of this Warrant, in determining the number of Ordinary Shares outstanding, the Holder may rely on the number of Ordinary Shares as reflected in (i) the Company’s most recent Form 20-F, Form 10-K or Form 10-Q, as the case may be, filed with the Commission prior to the Exercise Date, (ii) a more recent public announcement by the Company or (iii) any other notice by the Company or the Company’s transfer agent setting forth the number of Ordinary Shares then outstanding, and (b) upon the written request of the Holder, the Company shall within three (3) Business Days confirm in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding.

3. No Other Amendments. Except as expressly amended as set forth in this Amendment, all terms and provisions of the Warrant shall remain unchanged and in full force and effect.

4. Governing Law. All questions concerning the construction and interpretation of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Israel, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Israel or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Israel.

5. Counterparts. This Amendment may be executed in any number of counterparts and be different parties to this Amendment in separate counterparts, including by way of electronic signature or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, and each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

[Signature Page to Follow]

In Witness Whereof, the Company has caused this Amended to that Warrant to Purchase Preferred Shares to be executed by its duly authorized officer as of the date first set forth above.

Gauzy Ltd.

By:	/s/ Eyal Peso	/s/ Alejandro Weinstein
Name:	Eyal Peso	Alejandro Weinstein
Title:	CEO	Director

Agreed and Acknowledged:

OIC Growth Gauzy Holdings, LLC

By:	/s/ Jeremy Glick
Name:	Jeremy Glick
Title:	Investment Partner